Exhibit 5.1

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

November 22, 2017

Boot Barn Holdings, Inc.

15345 Barranca Parkway

Irvine, California 92618

Re:                             Boot Barn Holdings, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Boot Barn Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  The Registration Statement relates to the offer and sale by the Company pursuant to Rule 415 under the Act from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”); (iii) one or more series of the Company’s debt securities (the “Debt Securities”); (iv) guarantees (“Guarantees”) of the Debt Securities by subsidiaries of the Company (the “Guarantors”); (v) warrants to purchase shares of Common Stock, Preferred Stock, Debt Securities, Depository Shares (as defined below) or securities of third parties or other rights or any combination thereof (“Warrants”); and (vi) depository shares representing an interest in Preferred Stock (“Depository Shares”). The Registration Statement also relates to the offer and sale of Common Stock by certain stockholders of the Company (the “Selling Stockholders”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and By-laws of the Company (the “By-laws”), each as amended to date; (ii) the organizational documents of each of Baskins Acquisition Holdings, LLC, Boot Barn, Inc. and Sheplers Holding Corporation; (iii) the form of Indenture to be entered into by the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Debt Securities and Guarantees are to be issued from time to time (the “Indenture”), and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, pdf or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company and the Guarantors, representations made by the Company and the Guarantors in documents examined by us and representations of officers of the Company and the Guarantors.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities are offered and sold as contemplated by the Registration Statement, (ii) in connection with any offer and sale of Securities, a prospectus supplement will have been prepared and filed with the Commission in accordance with the rules and regulations of the Commission, which in the case of an offer and sale of Common Stock by Selling Stockholders, will identify such Selling Stockholders and the shares of Common Stock to be offered and sold thereby, and (iii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action required to be taken by the Company and the Guarantors to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), we are of the opinion that:

1.              With respect to Common Stock to be offered and sold by the Company, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable. The shares of Common Stock to be offered and sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

2.              With respect to Preferred Stock, when (a) if applicable, the Preferred Stock to be issued has been fixed in accordance with the Certificate of Incorporation by the Board of Directors by appropriate corporate action and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.              With respect to Debt Securities to be issued under the Indenture, when (a) the terms of the Debt Securities have been established in accordance with the Indenture, (b) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee and (c) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

4.              With respect to the Guarantees to be issued under the Indenture, when (a) the terms of the Guarantees and the applicable Debt Securities and guarantees have been established in accordance with the Indenture, (b) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company, the Guarantors and the Trustee and (c) the Guarantees and the applicable Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Guarantees will constitute legal, valid and binding obligations of the Guarantors.

5.              With respect to Common Stock or Preferred Stock to be issued upon conversion of the Debt Securities or Preferred Stock, when (a) if applicable, the Preferred Stock to be issued has been fixed in accordance with the Certificate of Incorporation by the Board of Directors by appropriate corporate action and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

6.              With respect to Depository Shares, when (a) a deposit agreement relating to the Depository Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the underlying Preferred Stock for the Depository Shares that is not fixed in the Certificate of Incorporation has been fixed by the Board of Directors by appropriate corporate action and (c) the Depository Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depository Shares will be validly issued, fully paid and non-assessable.

7.              With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

The opinions set forth in paragraphs 3, 4 and 7 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.  We express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

We render the foregoing opinion as members of the bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the federal laws of the

United States of America, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.  For the purposes of paragraph 4 above, we have relied with their respective consent on (i) the opinion of Biggs Paul LLC filed as an exhibit to the Registration Statement to the effect that when the conditions specified in clauses (a), (b) and (c) of paragraph 4 have been met, the Guarantees of Sheplers, Inc. will constitute the legal, valid and binding obligations thereof under Kansas law, and (ii) the opinion of Gunderson, Palmer, Nelson & Ashmore, LLP filed as an exhibit to the Registration Statement to the effect that when the conditions specified in clauses (a), (b) and (c) of paragraph 4 have been met, the Guarantees of RCC Western Stores, Inc. will constitute the legal, valid and binding obligations thereof under South Dakota law.

Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP